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EXHIBIT NO. 2
                                  BY LAWS
                                    OF
                        IMMUNOTECHNOLOGY CORPORATION
                          (A Delaware Corporation)
ARTICLE I General

1.01 Offices. The principal office of this Corporation (hereinafter, the "Company") shall be selected by the Board of Directors from time to time and may be within or without the State of Delaware. The Company may have such other offices, within or without the State of Delaware, as the Board of Directors may, from time to time, determine.

1.02 Registered Office. The registered office of the Company required by the General Corporation Law of Delaware to be maintained in Delaware may be, but need not be, identical with the principal office if in Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

1.03 Reseal of Inconsistent Provisions. All prior by-laws and resolutions of the Board of Directors are repealed to the extent in conflict with the provisions of these By-Laws.

1.04 Definition of Terms. Terms defined in the Company's Certificate of Incorporation, as amended and restated from time to time in effect (the "Charter"), shall have the same meanings when used in these By-Laws.

ARTICLE II
Stock Certificates and Transfer

2.01 Stock Certificates. The shares of the Company's capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Company, and sealed with the seal of the Company, or a facsimile thereof. If certificates are signed by a transfer agent and registrar other than the Company or an employee thereof, the signatures of the officers of the Company may be facsimile. In case any officer who has signed (by real or facsimile signature) shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer on the date of its issue. Each certificate representing shares shall state upon the face thereof: (i) that the Company is organized under the laws of the State of Delaware; (ii) the name of the person to whom issued; (iii) the number, class and series (if any) of shares which such certificate represents; and (iv) the par value, if any, of the shares represented by such certificate, or a statement that the shares have no par value.

If any class or series of shares is subject to special powers, designations, preferences or relative, participating or other special rights, then such (together with all qualifications, limitations or restrictions of such preferences or rights) shall be set forth in full or summarized on the certificate representing such class or series. Moreover, each certificate shall state that the Company will furnish, without charge, to the registered holder of the shares represented by such certificate who so requests a statement setting forth such information in full.

Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II. No certificate shall be issued for any share until such share is fully paid, as defined in the Charter.

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2.02 Consideration for Shares. Shares shall be issued for such consideration or considerations as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Company for such consideration as may be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually received by or performed for the Company or for its benefit or in its formation or reorganization, or as otherwise permitted in the Charter. Future services shall not constitute payment or part payment for shares of the Company.

2.03 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require, and/or furnish to the Company a bond in such sum as it may direct, as indemnity against any claim that may be made against the Company. Except as hereinabove in this section provided, no new certificate or certificates evidencing shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are issued, shall be surrendered for cancellation.

2.04 Registered Holder as Owner. The Company shall be entitled to treat the holder of record of any share of stock as the owner thereof entitled to receive dividends and to vote such shares, and accordingly shall not be bound to recognize any equitable or any other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by a valid proxy or by the laws of the State of Delaware.

2.05 Returned Certificates. All certificates for shares changed or returned to the Company for transfer shall be marked by the Secretary "CANCELLED," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

2.06 Transfer of Shares. Upon surrender to the Company or to a Transfer agent or one company of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate upon receipt of such nominal fee therefor as the Company or its transfer agent may impose. Each such transfer of stock shall be entered on the stock book of the Company.

2.07 Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. Any powers or duties with respect to the transfer and registration of certificates may be delegated to the transfer agent and registrar.


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ARTICLE III
Meetings of the Shareholders

3.01 Annual Meeting. The annual meeting of the shareholders shall be held
between           and             , at such date and time and at such place,
within or without the State of Delaware, as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the shareholders shall elect a Board of Directors in accordance with the Charter and shall transact such other business as may properly be brought before the meeting.

3.02 Special Meetings. Unless otherwise proscribed by law, the Charter or these By-Laws, special meetings of the shareholders may be called by the Chairman of the Board, the President, or a majority of the Board of Directors. The President shall call a special meeting upon the Secretary's receipt of written demand therefor by the holders of not less than twenty percent (20%) of the total voting power. Requests for special meetings shall state the purpose or purposes of the proposed meeting.

3.03 Notice of Meetings. Except as otherwise provided by law, the Charter or these By-Laws, written notice of any annual or special meeting of the shareholders shall state the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not fewer than 10 nor more than 60 days prior to the meeting by any means permitted in Section 9.01 hereof. No business other than that specified in the notice of a special meeting shall be transacted at any such special meeting.

3.04 Record Date. In order that the Company may determine shareholders of record who are entitled (i) to notice of or to vote at any shareholders meeting or adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or in order that the Company may make a determination of shareholders of record for any other lawful purpose, the Board of Directors may fix in advance a date as the record date for any such determination. Such date shall not be more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is given (as defined in Section 9.01 hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section such determination shall apply to any adjournment thereof, unless the Record of Directors fixes a new record date for the adjournment. The record date for determining shareholders entitled to consent to core actions without a meeting shall be fixed as provided in Section 3.12 hereof.

3.05 Voting List. At least 10 days but nor more than 60 days before any meeting of shareholders, the officer or transfer age. in charge of the Company's stock transfer books shall prepare a complete alphabetical list of

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the shareholders entitled to vote at such meeting, which list shows the address of each shareholder and the number of shares registered in his or her name. The list so prepared shall be maintained at the corporate offices of the Company and shall be open to inspection by any shareholder, for any purpose germane to the meeting, at any time during usual business hours during a period of no fewer than 10 days prior to the meeting. The list shall also be produced and kept open at any shareholders meeting and, except as otherwise provided by law, may be inspected by any shareholder or proxy of a shareholder who is present in person at the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the list of shareholders and to vote at any meeting of shareholders.

3.06 Quorum: Adjournments. (a) The holders of a majority of the total voting power at any given shareholders meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all shareholders meetings, except as otherwise provided by law or by the Charter.

(b) If a quorum is not present in person or by proxy at any shareholders meeting, a majority of the voting power present shall have the power to adjourn the meeting from time to time to the same or another place within 30 days thereof and no further notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

(c) Even if a quorum is present in person or by proxy at any shareholders meeting, a majority of the total voting power, present in person or by proxy, shall have the power to adjourn the meeting from time to time, for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a new date which is not more than 30 days after the date of the original meeting.

(d) Any business which might have been transacted at a shareholders meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 3.06 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section to the contrary notwithstanding, if an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

(e) The shareholders present at a duly called meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

3.07 Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by iris duly authorized attorney in fact. Any proxy holder shall be authorized to sign, on the shareholder's behalf, any written consent for shareholder action taken in lieu of a meeting. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

3.08 Voting of Shares. Each outstanding share shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders. Unless a greater proportion is required by the Charter or the General Corporation Law of Delaware, the affirmative vote of a majority of the total voting power is necessary for shareholder approval of any matter.

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3.09 Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the Company in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are-pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

3.10 Chairman. The Chairman of the Board of Directors of the Company, if there is one, or in his absence, the President, shall act as chairman at all meetings of shareholders.

3.11 Manner of Shareholder Voting. Voting at any shareholders meeting shall be oral or by show of hands; provided, however, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.

3.12 Action by Shareholders Without a Meeting: Record Date. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the total voting power; Provided, that where an action requires a greater proportion of the total voting power, then the consent shall be signed by such greater proportion. No written consent will be effective unless written consents, signed by a sufficient proportion of shareholders to take action, are delivered to the Company within sixty (60) days of the date of the earliest such consent. Such consent shall have the same force and effect as a vote of the shareholders, and may be stated as such in any document filed with the Secretary of State of Delaware under the General Corporation Law of Delaware. Prompt notice of such action by written consent of less than all shareholders entitled to vote shall be given to all shareholders who have not consented in writing to the action taken.

The record date for determining shareholders entitled to consent to corporate actions in writing without a meeting (the "consent record date") shall not precede, and shall not be more than ten (10) days after, the date upon which

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the resolution fixing the record date was adopted. However, if no consent record date is fixed, the consent record date shall be, respectively, (i) if prior action by the Board of Directors is required under the General Corporation Law of Delaware for the consent to be validly taken, the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (ii) if prior action by the Board of Directors not so required, the first date on which a properly signed and dated consent setting forth the action taken or proposed to be taken is delivered as required above.

3.13 Presiding Officers: Order of Business. (a) Shareholders meetings shall be presided over by the Chairman of the Board; or if the Chairman (and Vice Chairman) is not present, by the President; or if the President is not present, by a Vice President; or it Vice President is not present, by such person chosen by the Board of Directors; or if none, by a chairperson to be chosen at the meeting by shareholders present in person or by proxy who own a majority of the voting power present. The Secretary of a shareholders meeting shall be the Secretary of the Company; or if the Secretary is not present, an Assistant Secretary; or if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors; or if none, by such person who is chosen by the chairperson at the meeting.

(b) The following order of business, unless otherwise ordered at the shareholders meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meet.:

1. Calling of the shareholders meeting to order.

2. Presentation of proof of mailing of the notice of the meeting and, if a special meeting, the call thereof.

3. Presentation of proxies.

4. Determination and announcement that a quorum is present.

5. Reading and approval (or waiver thereof) of the minutes of the previous meeting of shareholders.

6. Reports, if any, of officers.

7. Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

8. Consideration of the specific purpose or purposes for which the meeting has been called, other than election of directors.

9. Transaction of such other business as may properly come before the meeting.

10. Adjournment.

3.14 Annual Report. The President of the Company shall prepare an annual report which will set forth a statement of affairs of the Company as of the end of its last fiscal year, including a balance sheet, an income statement and a statement of changes in financial position, which need not be audited, and present them at the annual meeting of shareholders. Failure to prepare or present an annual report shall not affect the validity of any shareholder meeting. No such report need be prepared or presented for any fiscal year in which the Company was inactive. This Section shall not apply as to any fiscal

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year if on the last day of such year the Company (i) had less than fifteen
(15) shareholders of record, or (ii) was subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended to date, and subsequently furnishes to the shareholders an annual report or report on Form 10-K under such Act covering such fiscal year.

ARTICLE IV
Directors, Powers and Meetings

4.01 General Powers. All corporate powers shall be exercised, and the business and affairs of the Company shall be managed, by or under the authority of its Board of Directors, except as otherwise provided in the General Corporation Law of Delaware or the Charter.

4.02 Number, Tenure and Qualifications. The Company's Board of Directors shall consist of not less than three (3) and not more than seven (7) Directors, as resolved from time to time by the Board of Directors. If such number is not so fixed, the Company shall have three (3) Directors. Directors shall be elected at each annual meeting of shareholders, except as otherwise provided below. Each Director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and duly qualified. Directors need not be residents of Delaware or shareholders of the Company. Directors shall be elected by plurality vote. No decrease in the number of Directors shall shorten the term of any incumbent Director.

4.03 Vacancies: Resignation. (a) Any vacancy occurring in the Board of Directors, except resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the entire board or by a majority of the total voting power at any annual meeting or at a special meeting of shareholders called for that purpose, or by means of written shareholder consents taken in lieu of a meeting. Every director chosen to fill a vacancy as provided in this Section shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified.

(b) Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Company. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

4.04 Removal of Directors. Any Director may be removed only by the shareholders in the manner provided in the Company's Charter and, if no such provision appears therein, then as provided by law. Such action may be taken at any special meeting called for that purpose or by means of written shareholder consents. In case any vacancy so created shall not be filled by the shareholders at such meeting or in the written consent effecting removal, such vacancy may be filled by' a majority of the Board of Directors.

4.05 Place of Meetings. The Board of Directors may hold both regular and special meetings either within or without the State of Delaware, at such place as the Board of Directors from time to time deems advisable.



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4.06 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these by-laws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution; provided, that any Director not present when any such resolution is passed is given notice of the resolution.

4.07 Special Meetings. A special meeting of the Board of Directors shall be held without other notice than these by-laws immediately after and at the same place as every special meeting of shareholders. Special meetings of the Board of Directors also may be called by or at the request of the Chairman of the Board, the President, or any two Directors upon two days' notice to each director if such notice is delivered personally or sent by telegram, or upon five days' notice if sent by mail.

4.08 Telephonic Meetings. One or more members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Company's records.

4.09 Notice. Except as otherwise provided above, notice of the time, date and place, of every special meeting of Directors or any committee thereof shall be given. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.10 Quorum; Adjournments. A majority of the number of directors then in office, present in person or by means of conference telephone or similar equipment, shall constitute a quorum for the transaction of business at every Board meeting, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Charter Or these By-Laws. If a quorum is not present at any Board meeting, the directors present may adjourn the meeting, from time to time, without notice other than announcement of the meeting, until a quorum is present.

4.11 Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board and shall be entitled to reimbursement of all reasonable expenses incurred by them in attending Board meetings. A director may waive compensation for any Board meeting. No director who receives compensation as a director shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

4.12 Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is

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taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, first class, postage prepaid, to the Secretary of the Company, provided such mailing is postmarked within ten calendar days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.13 Action by Directors Without Meeting. Any action required to be taken at a meeting of the Directors of the Company or of a committee of Directors or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Section if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

4.14 Bank Accounts. etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Company at any bank or trust company or banking institution in which the Company may maintain an account or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

4.15 Inspection of Records. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties, of the Company and of its subsidiaries. Such inspection may be made personally Or by an agent and includes the right to make copies and extracts.

4.16 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the whole Board, appoint two or more of its members to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a director or member of the Executive Committee by any means authorized by the Charter or herein.

(b) The Executive Committee shall have and may exercise, to the extent provided in such resolution and except as prohibited by law, all of the rights, power and authority of the Board of Directors.

(c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or in the absence of the Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at all meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

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4.17 Other Committees. The Board of Directors may, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, appoint an audit committee, compensation committee, and such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

4.18 Other Provisions Regarding Committees. (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee. The members of any committee present at any meeting of a committee, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

(b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No member of a committee who receives compensation as a member of one or more committees shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

(c) Unless otherwise prohibited by law, the provisions above concerning action by written consent of directors and meetings of directors by telephonic or similar means shall apply to all committees from time to time created by the Board of Directors.

ARTICLE V
Officers

5.01 Positions. The Company's officers shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents if desired, a Secretary and a Treasurer. The Board of Directors may appoint one or more Assistant Secretaries and/or Assistant Treasurers and such other officers, assistant officers and agents as it from time to time deems necessary or appropriate, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The Board may delegate to the Chairman of the Board the authority to appoint any officer or agent of the Company and to fill a vacancy other than the Chairman of the Board or President. Any two or more offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary and of President and Vice President. In all cases where the duties of any officer, agent or employee are not prescribed by these by-laws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

5.02 Term of Office: Removal. Each officer of the Company shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the Chairman of the Board pursuant to authority delegated to the Chairman may be removed, with or without cause, at any time by the Chairman whenever the Chairman in his or her absolute discretion shall consider that the Company's best interests shall be served by such removal. Removal of an officer by the Board (or the Chairman, as the case may be) shall not prejudice the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

5.03 Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors or Executive Committee, for the unexpired portion of the term by majority vote of its members, or by the Chairman of the Board in the case of a vacancy occurring in an office to which -the Chairman has been delegated authority to make appointments.

5.04 Compensation. The salaries of all officers of the Company shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives compensation from the Company in any other capacity.

5.05 Chairman of the Board. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present and shall exercise general supervision and direction over the implementation of Board policy affecting the affairs of the Company.

5.06 President. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer and Chief Operating Officer of the Company. The President shall have general active management of the business of the Company and general supervision of its officers, agents and employees. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and of the Board of Directors. In the absence of a designated Chief Executive Officer (other than the president) he shall see that all policies and directives of the Board of Directors are carried into effect.

He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Company written instruments appointing a proxy or proxies to represent the Company, at all meetings of the stockholders of any other company in which the Company shall hold any stock. He may, on behalf of the Company, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Company and may execute written consent and other instruments and power incident to the ownership of said stock, subject however to the instructions, if any, of the Chairman or the Board of Directors. The President shall have custody of the Treasurer's bond, if any.

5.07 Vice Presidents. The Vice Presidents, if any, including any Senior Vice President or Executive Vice President, shall assist the President and shall perform such duties as may be prescribed by the Board of Directors. In the absence or disability of the President, the Vice President, if any (or if there is more than one, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any such designation, in the order of their election), shall exercise the powers and perform the duties of the President.

5.08 Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders and the Board of Directors and record all votes and proceedings thereof in a book kept for that purpose; (ii) see that all notices are duly given in ac~ord~rce with the provisions of these By-Laws or as required by law; ~ if) be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (iv) keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Company's transfer agent or registrar; (v) sign with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors: (vi) have general charge of the stock transfer books of the Company, unless the Company has a transfer agent; and (vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the Company's seal and to attest the fixing thereof by his or her signature.

5.09 Assistant Secretary. The Assistant Secretary, if any (or if there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

5.10 Treasurer. The Treasurer shall be the principal financial officer and principal accounting officer of the Company and shall have the care and custody of all funds, securities, evidence of indebtedness and other valuable effects of the Company, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money and other valuable effects of the Company in the name and to the credit of the Company in such depositories as from time to time may be designated by the Board. The Treasurer shall disburse the funds of the Company in such manner as may be ordered by the Board from time to time and shall render to the Chairman of the Board, the President and the Board, at regular Board meetings or whenever any of them may so require, an account of all transactions and of the Company's financial condition.

5.11 Assistant Treasurer. The Assistant Treasurer, if any (or if there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

5.12 Chief Executive Officer: Chief Operating Officer. The Board of Directors may, from time to time, designate the Chairman of the Board or the President to be the Chief Executive Officer and designate the President to be the Chief Operating Officer of the Company. If the Chairman is designated Chief Executive Officer, the President shall automatically be designated the Chief Operating Officer. A person designated to serve in either such capacity shall serve at the pleasure of the Board of Directors.

A person designated Chief Executive Officer (CEO) shall haste primary responsibility for the management and supervision of the Company's business. In the event that the President is not the CEO, then the CEO shall supervise the performance of the President and shall be responsible for the execution of the policies and directives of the Board of Directors. The CEO shall report directly to the Board of Directors. The CEO shall perform such other duties as may be assigned by the Board of Directors.

A person designated Chief Operating Officer (COO) shall be responsible for the day-to-day management of the Company's operations. The COO shall report directly to the CEO of the Company and shall consult with the CEO on all matters of corporate policy and material business activity. The COO shall perform such other duties as may be assigned by the Board of Directors or the CEO.

ARTICLE VI
Indemnification

Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and if no such provision appears therein, in accordance with Delaware law.

ARTICLE VII
Miscellaneous

7.01 Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash, property, or shares of the Company.

7.02 Benefit Programs. Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the interest of the Company, at the expense of the Company, and to amend or revoke any plan so adopted.

7.03 Seal. The corporate seal of the Company shall be circular in form and shall contain the name of the Company, the yeas of its incorporation and the words "Seal, Delaware".

7.04 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Company. Any such adoption of or change in a fiscal year shall not constitute or require an amendment to these By-laws.

ARTICLE VIII
Amendments To By-Laws

8.01 Manner of Amendment. These by-laws may be amended or repealed in the manner provided for in the Charter, or if none is there provided: by majority vote of the Board of Directors, taken at any meeting or by written consent, subject to the shareholders' right to change or repeal any by-laws so made or adopt new By-Laws by acts of at least two thirds (2/3) of the total voting power. By-laws amendments may be proposed by any Director or shareholder.

8.02 Integration of Amendments. The Secretary or any assistant secretary of the Company is authorized and empowered from time to time to compile these By-Laws and integrate into them the text of any amendment or addition hereto, so that any Section hereof thus affected reflects accurately and completely all the amendments adopted through the date of any compilation. In every subsequent compilation of these By-Laws, following the end of every Section or subsection hereof which is added to these By-Laws or into which an amendment is integrated, there shall be added in brackets the words "Amended (date) ." If a Section or subsection has been amended more than once, the date of each amendment shall be given. Dates used shall be the dates of adoption, if no effective date is specified at the time of adoption. Deletions need not be shown in any such compilation and integration. Unless the adopting resolution effecting an amendment specifies a numbering or renumbering of Sections, the Secretary may number and renumber Sections existing after such amendment in any logical fashion. The Secretary may, under seal of the Company, certify to any such compilation of these By-Laws, provided that all additions and amendments are reflected in conformity with this Section, and any such certification shall represent the By-Laws of the Company as amended to the date of certification.

ARTICLE IX
Notices

9.01 Giving of Notice. Except as otherwise provided by the General Corporation Law of Delaware, these By-Laws, the Charter, or resolution of the Board of Directors, every meeting notice o;- other notice, demand, bill, statement or other communication (collectively, "Notice") to or from the Company from or to a Director, Officer or shareholder shall be duly given if it is written or printed and is (i) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (ii) sent by any commercial overnight air courier service, such as DHL, Federal Express, Emery, Airborne, OP~ or similar service, (iii) sent by telegraph, cablegram, telex, telecopier or other facsimile transmission, (iv) delivered by any commercial messenger service which regularly retains its receipts, or (v) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery, postage or other charges are prepaid. Notice shall be given to an addressee's most recent address as it appears on the Company's records or to such other address as has been provided in writing to the Secretary. A Notice shall be deemed "given" when dispatched for delivery, when personally delivered, when transmitted electronically, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these by-laws.

9.02 Waiver of Notice. Any Notice required or permitted by the General Corporation Law of Delaware, the Charter or these by-laws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any shareholder meeting shall be waived by attendance, in person or by proxy, at the meeting, unless any question of lack of or defect in a Notice is raised prior to conclusion of a meeting. No waiver of notice of a meeting need specify the purpose of the meeting or the business to be transacted thereat.

APPROVED AND ADOPTED by the Board of Directors as of November 30, 1989.

/S/ John A. Wise

/S/ Joseph S. Ventura

/S/ Gerald M. Haase

[SEAL]

SECRETARY'S CERTIFICATION

I, the undersigned Secretary of this corporation, hereby certify that the foregoing By-Laws were duly adopted by its Board of Directors on the date above indicated and that the foregoing text of the By-Laws is currently in full force and effect and has not keen revoked or suspended, nor amended except as may be noted in brackets to indicate date(s) of amendment, and that the foregoing text faithfully reflects all amendments through the date hereof.

Dated: November 30, 1989

/S/ Gerald M. Haase, Secretary

[SEAL]